     As filed with the Securities and Exchange Commission on April 20, 1999

                                                         Registration No. 333-**
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                            PHARMACIA & UPJOHN, INC.
               (Exact name of company as specified in its charter)

                Delaware                                 98-0155411
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporporation or Organization)


          95 Corporate Drive
        Bridgewater, New Jersey                      08807-0995
(Address of principal executive offices)             (Zip Code)


                            Pharmacia & Upjohn, Inc.
                            Long Term Incentive Plan
                            (Full title of the plan)

                                 Don W. Schmitz
                   Vice President, Associate General Counsel &
                               Corporate Secretary
                            Pharmacia & Upjohn, Inc.
                               95 Corporate Drive
                       Bridgewater, New Jersey 08807-0995
                     (Name and address of agent for service)

                                 (908) 306-4400
          (Telephone number, including area code, of agent for service)

                           ---------------------------


                         Copy of all communications to:
                             Robert J. Lichtenstein
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                   Proposed maximum       Proposed maximum
    Title of securities         Amount to be        offering price            aggregate                    Amount of
     to be registered          registered (1)       per share (2)        offering price (2)         registration fee (2) (3)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01              40,000,000             $59.69              $2,387,600,000                  $663,752.80
par value
===============================================================================================================================

(1) This Registration Statement covers shares of Common Stock of Pharmacia & Upjohn, Inc. which may be offered or sold pursuant to the Pharmacia & Upjohn, Inc. Long term Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the"Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on April 15, 1999, as reported on the New York Stock Exchange.
(3) The registration fee of $663,752.80 is included in a wire of $668,150.17 from the Company.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.       Incorporation of Documents by Reference.

              The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Pharmacia & Upjohn, Inc. (the "Company") (File No. 1-11557) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

              1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 10-K"); and

              2. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 24, 1995.

              All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Public Accountants

              The consolidated balance sheets of the Company as of December 31, 1998 and 1997, and the consolidated statements of earnings, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, which have been incorporated by reference in this Prospectus, have been included and incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of that firm as experts in auditing and accounting.

Item 4.       Description of Securities.

              Not Applicable

Item 5.       Interests of Named Experts and Counsel.

              Not Applicable

Item 6.       Indemnification of Directors and Officers.

              Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Certificate of Incorporation and By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into Indemnification Agreements with its executive officers and directors. The Company has also purchased and maintained insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

Item 7.       Exemption from Registration Claimed.

              Not Applicable

Item 8.       Exhibits.

 Exhibit
 Numbers                                Exhibit
-------------------------------------------------------------------------------
     4 Restated Certificate of Incorporation and Restated By-laws of Pharmacia & Upjohn, Inc. (incorporated by reference to Exhibits 4.1 and 4.2 to Pharmacia & Upjohn, Inc.'s Registration Statement on
          Form S-8 filed May 3, 1996)
   5.1    Opinion of Morgan, Lewis & Bockius LLP
  23.1    Consent of PricewaterhouseCoopers LLP
  23.2    Consent of Morgan, Lewis & Bockius LLP (included as part of
          Exhibit 5.1)
    24    Power of Attorney (included as part of the signature page)
  99.1 Pharmacia & Upjohn, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10(g) to Pharmacia & Upjohn, Inc.'s Form 10-K for the year ended December 31, 1997)



Item 9.       Undertakings.

              The undersigned hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

              The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                      II-3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, State of New Jersey on this 20th day of April, 1999.


                           PHARMACIA & UPJOHN, INC.


                           By: /s/ Fred Hassan
                               ---------------------------------------------
                               Name:  Fred Hassan
                               Title:  President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Fred Hassan, Christopher Coughlin and Richard Collier, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


Name                                                Title                                    Date
----                                                -----                                    ----

/s/ Fred Hassan                                     President and Chief Executive            April 20, 1999
----------------------------                        Officer
Fred Hassan

/s/ Christopher Coughlin                            Executive Vice President and             April 20, 1999
----------------------------                        Chief Financial Officer
Christopher Coughlin                                (Principal Financial Officer)

/s/ Robert Thompson                                 Senior Vice President (Principal         April 20, 1999
----------------------------                        Accounting Officer)
Robert Thompson

/s/ Richard H. Brown                                Director                                 April 20, 1999
----------------------------
Richard H. Brown

                                                    Director                                 April __, 1999
----------------------------
Frank C. Carlucci

/s/ Gustaf A.S. Douglas                             Director                                 April 20, 1999
----------------------------
Gustaf A.S. Douglas

/s/ M. Kathryn Eickhoff                             Director                                 April 20, 1999
----------------------------
M. Kathryn Eickhoff



/s/ J. Soren Gyll                                   Director                                 April 20, 1999
----------------------------
J. Soren Gyll

/s/ R.L. Berthold Lindquist                         Director                                 April 20, 1999
----------------------------
R.L. Berthold Lindquist

/s/ Olf G. Lund                                     Director                                 April 20, 1999
----------------------------
Olf G. Lund

/s/ C. Steven McMillan                              Director                                 April 20, 1999
----------------------------
C. Steven McMillan

/s/ William U. Parfet                               Director                                 April 20, 1999
----------------------------
William U. Parfet

/s/ Ulla B. Reinius                                 Director                                 April 20, 1999
----------------------------
Ulla B. Reinius

/s/ Bengt Samuelsson                                Director                                 April 20, 1999
----------------------------
Bengt Samuelsson


                                INDEX TO EXHIBITS


 Exhibit
 Numbers                               Exhibit
------------------------------------------------------------------------------
     4 Restated Certificate of Incorporation and Restated By-laws of Pharmacia & Upjohn, Inc. (incorporated by reference to Exhibits 4.1 and 4.2 to Pharmacia & Upjohn, Inc.'s Registration Statement of
          Form S-8 filed May 3, 1996)
    5.1   Opinion of Morgan, Lewis & Bockius LLP
   23.1   Consent of PricewaterhouseCoopers LLP
   23.2   Consent of Morgan, Lewis & Bockius LLP (included as part of
          Exhibit 5.1)
    24    Power of Attorney (included as part of the signature page)
   99.1 Pharmacia & Upjohn, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10(g) to Pharmacia & Upjohn, Inc.'s Form 10-K for the year ended December 31, 1997)